Exhibit 5.1

Linklaters LLP One Silk Street London EC2Y 8HQ Telephone (+44) 20 7456 2000 Facsimile (+44) 20 7456 2222 DX Box Number 10 CDE

The Directors

Rio Tinto Finance (USA) plc

2 Eastbourne Terrace

London W2 6LG

England

The Directors

Rio Tinto Finance (USA) Limited

120 Collins Street

Melbourne

Victoria 3000

Australia

The Directors

Rio Tinto plc

2 Eastbourne Terrace

London W2 6LG

England

The Directors

Rio Tinto Limited

120 Collins Street

Melbourne

Victoria 3000

Australia

June 12, 2014

Dear Sirs

Rio Tinto Finance (USA) Limited (ACN 062 129 551) and Rio Tinto Finance (USA) plc Registration Statement on Form F-3 in respect of debt securities

1

We have acted as English legal advisers to Rio Tinto Finance (USA) plc, a company incorporated under the laws of England, Rio Tinto Finance (USA) Limited, a company incorporated under the laws of the State of Victoria, Commonwealth of Australia (together with Rio Tinto Finance (USA) plc, the “Issuers”), Rio Tinto plc, a company incorporated under the laws of England (“Rio Tinto plc”) and Rio Tinto Limited, a company incorporated under the laws of the State of Victoria, Commonwealth of Australia (“Rio Tinto Limited” and, together with Rio Tinto plc, the

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“Guarantors”), in connection with the automatic shelf registration statement on Form F-3 filed with the United States Securities and Exchange Commission on June 12, 2014 (the “Registration Statement”) relating to the registration under the United States Securities Act of 1933 (the “Act”) of (i) an indeterminate amount of the Issuers’ debt securities (the “Debt Securities”), which, if issued, will be unconditionally guaranteed as to payment of principal, premium, if any, and interest (the “Guarantees”) by each of the Guarantors and (ii) the Guarantees. The Debt Securities may be issued from time to time pursuant to the Indenture (as defined in the Schedule to this opinion).

2	This opinion is limited to English law as applied by the English courts and on the basis of our understanding of current United Kingdom HM Revenue and Customs (“HMRC”) practice (which may not be binding on HMRC), in each case in effect on the date of this opinion. It is given on the basis that it will be governed by and construed in accordance with English law. In particular we express no opinion on matters of federal law of the United States, the laws of any State of the United States or the laws of any other jurisdiction.

3	For the purpose of this opinion we have examined the documents listed and, where appropriate, defined in the Schedule to this opinion.

4	We have assumed that:

4.1	(except in the case of Rio Tinto plc and Rio Tinto Finance (USA) plc) all relevant documents are within the capacity and powers of, and have been validly authorised by, each of the respective parties thereto;

4.2	the Meeting of the Chairman’s Committee of the Board of Directors of Rio Tinto plc held on March 16, 2012 (in respect of which extracts of the minutes (the “RTPLC Minutes”) have been supplied to us) and the Meetings of the Board of Directors of Rio Tinto plc held on April 21, 2004, February 9, 2010, and February 11, 2014 (in respect of which certified extracts of the minutes (together with the RTPLC Minutes, the “Guarantor Minutes”) have been supplied to us) were in each case duly convened and constituted, a quorum was present and acting throughout and the resolutions referred to in the Guarantor Minutes were duly and validly passed and have not been amended, modified or rescinded;

4.3	the Meetings of the Board of Directors of Rio Tinto Finance (USA) plc held on March 16, 2012 and May 27, 2014 (in respect of which extracts of the minutes (the “Issuer Minutes”) have been supplied to us) was duly convened and constituted, a quorum was present and acting throughout and the resolutions referred to in the Issuer Minutes were duly and validly passed and have not been amended, modified or rescinded;

4.4	words and phrases used in each of the documents which are the subject of this opinion have the same meaning and effect as they would if those documents were governed by English law;

4.5	all documents furnished to us as copies are genuine, authentic and complete and conform to the original documents of which they are copies and the genuineness of all signatures thereon or on the original thereof and the relevant documents have been executed in the forms reviewed by us;

4.6	there will be no provision in any supplement to the Registration Statement or any other document which would affect the content of this opinion;

4.7	the Debt Securities will not be redeemable at a premium that exceeds that generally payable in respect of debt securities with a similar nominal value that are listed on the London Stock Exchange plc; and

4.8	the interest payable on the Debt Securities will not exceed a reasonable commercial return on the principal amount of the Debt Securities.

5	Based on the documents referred to, and assumptions made, in paragraphs 3 and 4 above, and subject to the qualifications in paragraph 6 below and to any matters not disclosed to us, we are of the following opinion:

5.1	Rio Tinto plc is a company incorporated in England under the Companies Acts 1948 to 1980 and Rio Tinto Finance (USA) plc is a company incorporated in England under the Companies Act 2006.

5.2	Each of Rio Tinto Finance (USA) plc and Rio Tinto plc has corporate power to enter into, and perform its obligations under, the Indenture and has taken all necessary corporate action to authorise the execution, delivery and performance of the Indenture.

5.3	The statements of law and HMRC practice contained in the Registration Statement under the heading “Taxation - United Kingdom Taxation”, insofar as such statements purport to summarise certain tax laws of the United Kingdom or HMRC practice, were, at the date of the Registration Statement, a correct summary in all material respects of the matters set out therein.

6	This opinion is subject to the following: save in relation to paragraph 5.3 above, it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement, or that no material facts have been omitted from it.

7	This opinion is given on the basis of English law (or, insofar as this opinion relates to tax, to United Kingdom taxation law and our understanding of HMRC practice) in force, and as it affects the obligations under the Indenture, the Debt Securities and/or the relevant Guarantee, as at the date of this opinion. This opinion is given on the basis that there will be no amendment to or termination or replacement of the documents, authorisations and consents referred to in the Schedule to this opinion. This opinion is also given on the basis that we undertake no responsibility to notify you of any change in English law, United Kingdom taxation law or HMRC practice after the date of this opinion.

8	This opinion is addressed to you in connection with the filing of the Registration Statement. It is not to be transmitted to anyone else for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent.

9	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us made under the heading “Legal Matters” in the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required within Section 7 of the Act or the rules and regulations of the United States Securities and Exchange Commission thereunder.

Yours faithfully

/s/ Linklaters LLP

Linklaters LLP

SCHEDULE

1	A certified copy of the Memorandum and Articles of Association of Rio Tinto Finance (USA) plc in force as at the date of this opinion.

2	Extract from the Minutes of Meetings of the Board of Directors of Rio Tinto Finance (USA) plc held on March 16, 2012 and May 27, 2014.

3	A copy of the executed power of attorney of Rio Tinto Finance (USA) plc dated March 15, 2012.

4	A certified copy of the Memorandum and Articles of Association of Rio Tinto plc in force as at the date of this opinion.

5	A certified copy of the Memorandum and Articles of Association of Rio Tinto plc in force as at the date of execution of the Original Indenture.

6	Extracts from the Minutes of a Meeting of the Chairman’s Committee of the Board of Directors of Rio Tinto plc held on March 16, 2012.

7	Certified extracts from the Minutes of a Meeting of the Board of Directors of Rio Tinto plc held on April 21, 2004, February 9, 2010 and February 11, 2014.

8	The Registration Statement.

9	Amended and Restated Indenture dated March 16, 2012 (the “Indenture”) among the Issuer, Rio Tinto Finance (USA) Limited, the Guarantors and The Bank of New York (the “Trustee”).

10	Draft Officer’s Certificate authorising the issue of the Debt Securities by Rio Tinto Finance (USA) plc.

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